MONTHLY STATEMENT
                  _____________________________________________

                             PROVIDIAN MASTER TRUST
                                  SERIES 1997-3
                  _____________________________________________


     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1997-3 Supplement dated June 1, 1997 (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank ("FDNB"), Seller and Servicer, Providian National Bank, Seller, and Bankers Trust Company, Trustee, FDNB as Servicer is required to prepare certain information each month regarding current distributions to Class A Certificateholders, Class B Certificateholders and the Collateral Interest Holder and the performance of the Providian Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1997-3 Certificates with respect to the Distribution Date occurring on October 15, 1997, and with respect to the performance of the Trust during the month of September, 1997, is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the Current Monthly Distribution for the Series 1997-3 Class A Certificates and Class B Certificates (stated on the basis of $1,000 original certificate principal amount)

     (1)  The total amount distributed to Class A  Certificateholders per $1,000 original certificate principal amount........................$4.805208

     (2) The amount set forth in A(1) above distributed to Class A Certificateholders with respect to interest per $1,000 original certificate principal amount.................................$4.805208

     (3) The amount set forth in A(1) above distributed to Class A Certificateholders with respect to principal per $1,000 original certificate principal amount.................................$0.000000

     (4)  The total amount distributed to Class B  Certificateholders per $1,000 original certificate principal amount........................$4.971875

     (5) The amount set forth in A(4) above distributed to Class B Certificateholders with respect to interest per $1,000 original certificate principal amount.................................$4.971875

     (6) The amount set forth in A(4) above distributed to Class B Certificateholders with respect to principal per $1,000 original certificate principal amount.................................$0.000000

B)   Information Regarding the Performance of the Trust

     (1)  Allocation   of   Receivables   Collections   to   the   Series 1997-3
          Certificates

          (a) The aggregate amount of Finance Charge Receivables collected during the Monthly Period immediately preceding the Distribution
               Date..............................................$113,949,396.08

          (b) The aggregate amount of Interchange collected and allocated to the Trust for the Monthly Period immediately preceding the
               Distribution Date...................................$1,962,571.00

          (c) The aggregate amount of Principal Receivables collected during the Monthly Period immediately preceding the Distribution
               Date..............................................$449,311,976.61

          (d) The Floating Allocation Percentage with respect to the Series 1997-3 Certificates for the Monthly Period immediately preceding the Distribution Date................................. 12.045825%

          (e) The Principal Allocation Percentage with respect to the Series 1997-3 Certificates for the Monthly Period immediately preceding the Distribution Date................................. 12.045825%

          (f) The Finance Charge Receivables and Interchange collected and allocated to the Series 1997-3 Certificates for the Monthly Period immediately preceding the Distribution
               Date...............................................$13,962,552.48

          (g) The Principal Receivables collected and allocated to the Series 1997-3 Certificates for the Monthly Period immediately preceding the Distribution Date..............................$54,123,333.54

     (2)  Available  Finance  Charge  Collections,   Required  Draw  Amount  and
          Reallocated Principal Collections for Series 1997-3 for the Monthly Period immediately preceding the Distribution Date

          (a)  The Finance  Charge  Receivables  and  Interchange  collected and allocated to the Series 1997-3 Certificates........$13,962,552.48

          (b)  Collection   Account  and  Special  Funding  Account   investment
               earnings allocated to the Series 1997-3 Certificates...$43,705.42

     `    (c)  Principal Funding Account Investment Proceeds...............$0.00

          (d)  Cash Collateral Account Investment Proceeds...........$103,833.33

          (e)  Reserve Draw Amount, if applicable..........................$0.00

          (f)  Additional  Finance  Charges from other  Series  allocated to the
               Series 1997-3 Certificates..................................$0.00

          (g)  Payments,  if  any,  on  deposit  as of  the  Determination  Date received from any Interest Rate Protection Agreements.......$0.00

          (h)  Required Draw Amount, if applicable.........................$0.00

          (i)  Reallocated Collateral Principal Collections................$0.00

          (j)  Reallocated Class B Principal Collections...................$0.00

          (k) Total Available Finance Charge Collections and Reallocated Principal Collections for Series 1997-3 (total of (a), (b), (c),
               (d), (e), (f), (g), (h), (i) and (j) above)........$14,110,091.23

     (3) Available Principal Collections for Series 1997-3 for the Monthly Period immediately preceding the Distribution Date

          (a)  The Principal  Receivables  collected and allocated to the Series
               1997-3 Certificates................................$54,123,333.54

          (b)  Shared  Principal  Collections from other Series allocated to the
               Series 1997-3 Certificates..................................$0.00

          (c)  Additional   amounts  to  be  treated  as   Available   Principal
               Collections pursuant to the Series Supplement.......$4,445,116.36

          (d)  Reallocated Collateral Principal Collections................$0.00

          (e)  Reallocated Class B Principal Collections...................$0.00

          (f)  Available Principal  Collections for Series 1997-3 (total of (a),
               (b) and (c) minus (d) and (e) above)...............$58,568,449.90

     (4)  Delinquent Balances in the Trust

          The  aggregate   outstanding   balance  of  the  Accounts  which  were
          delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

          (a)  31-60 days                                          $  99,832,584
          (b) 61-90 days                                              60,403,243
          (c) 91 or more days                                        102,187,102
                                                                   -------------
          (d) Total Delinquencies                                  $ 262,422,929

     (5)  Defaulted Amount

          (a) The aggregate amount of Defaulted Receivables with respect to the Trust for the Monthly Period immediately preceding the
               Distribution Date..................................$41,601,514.95

          (b) The aggregate Amount of Recoveries of Defaulted Receivables processed during the Monthly Period immediately preceding the
               Distribution Date...................................$4,699,796.45

          (c) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date [Defaulted Receivables minus
               Recoveries]........................................$36,901,718.50

          (d) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date allocable to the Series 1997-3 Certificates
               (the "Series 1997-3 Defaulted Amount")..............$4,445,116.36

          (e)  The Class A  Defaulted  Amount  [Series 1997-3  Defaulted  Amount
               multiplied by the Class A Percentage]...............$3,622,769.83

          (f)  The Class B Defaulted  Amount  [Series  1997-3  Defaulted  Amount
               multiplied by the Class B Percentage].................$422,286.05

     (6)  Class A Charge-Offs

          (a) The excess, if any, of the Class A Defaulted Amount over the sum of (i) Available Finance Charge Collections applied to such Class A Defaulted Amount, (ii) the Available Cash Collateral Amount applied to such Class A Defaulted Amount, (iii) Reallocated Principal Collections applied to such Class A
               Defaulted Amount, (iv) the amount by which the Collateral Invested Amount has been reduced in respect of such Class A Defaulted Amount and (v) the amount by which the Class B Invested Amount has been reduced in respect of such Class A Defaulted
               Amount (a "Class A Charge-Off").............................$0.00

          (b) The amount of the Class A Charge-Off set forth in item 6(a) above, per $1,000 original certificate principal amount (which will have the effect of reducing, pro rata, the amount of each
               Class A Certificateholder's investment).....................$0.00

          (c)  The total amount  reimbursed on the Distribution  Date in respect of Class A Charge-Offs for prior Distribution Dates.........$0.00

          (d) The amount set forth in item 6(c) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Class A
               Certificateholder's investment).............................$0.00

          (e) The amount, if any, by which the outstanding principal balance of the Class A Certificates exceeds the Class A Invested Amount if any, as of the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution
               Date........................................................$0.00

     (7)  Class B Charge-Offs

          (a) The excess, if any, of the Class B Defaulted Amount over the sum of (i) Available Finance Charge Collections applied to such Class B Defaulted Amount applied to such Class B Defaulted Amount, (ii) the Available Cash Collateral Amount, (iii) Reallocated Collateral Principal Collections applied to such Class B Defaulted Amount and (iv) the amount by which the Collateral Invested Amount has been reduced in respect of such Class B
               Defaulted Amount ...........................................$0.00

          (b) The amount by which the Class B Invested Amount has been reduced on the Distribution Date in respect of Reallocated Class B
               Principal Collections.......................................$0.00

          (c) The amount by which the Class B Invested Amount has been reduced on the Distribution Date in respect of item 6(a) (together with item 7(a), "Class B Charge-Offs")...........................$0.00

          (d) The total amount by which the Class B Invested Amount has been reduced on the Distribution Date as set forth in items 7(a), (b)
               and (c).....................................................$0.00

          (e) The amount set forth in item 7(d) above per $1,000 original certificate principal amount (which will have the effect of
               reducing,    pro   rata,    the    amount   of   each   Class   B
               Certificateholder's investment).............................$0.00

          (f) The total amount reimbursed on the Distribution Date in respect of reductions in the Class B Invested Amount on prior
               Distribution Date...........................................$0.00

          (g) The amount set forth in item 7(f) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Class B
               Certificateholder's investment).............................$0.00

          (h) The amount, if any, by which the outstanding principal balance of the Class B Certificates exceeds the Class B Invested Amount if any, as of the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution
               Date........................................................$0.00

     (8)  Reductions in the Collateral Interest

          (a) The excess, if any, of the Collateral Defaulted Amount over Available Finance Charge Collections applied to such Collateral
               Defaulted Amount............................................$0.00

          (b) The amount by which the Collateral Invested Amount has been reduced on the Distribution Date in respect of Reallocated
               Principal Collections.......................................$0.00

          (c) The amount by which the Collateral Invested Amount has been reduced on the Distribution Date in respect of items 6(a) and
               7(a) above..................................................$0.00

          (d) The total amount by which the Collateral Invested Amount has been reduced on the Distribution Date as set forth in items 8(a), (b)
               and (c).....................................................$0.00

          (e) The total amount reimbursed on the Distribution Date in respect of reductions in the Collateral Invested Amount on prior
               Distribution Dates..........................................$0.00

          (f) The amount, if any, by which the outstanding principal balance of the Collateral Interest exceeds the Collateral Invested Amount, if any, as of the Distribution Date, after giving effect to all deposits, withdrawals and distributions on the Distribution
               Date........................................................$0.00

     (9)  Investor Monthly Servicing Fee

          (a)  The amount of the Series 1997-3 Monthly  Servicing Fee payable to the Servicer on the Distribution Date...............$1,020,833.33

     (10) Cash Collateral Account

          (a) The Available Cash Collateral Amount on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date............$21,000,000.00

     (11) Class A Monthly Interest

          (a)  Class   A   Monthly   Interest   payable   on  the   Distribution
               Date................................................$2,741,371.35

     (12) Class B Monthly Interest

          (a)  Class   B   Monthly   Interest   payable   on  the   Distribution
               Date..................................................$330,629.69

     (13) Principal Funding Account Amount

          (a) The amount on deposit in the Principal Funding Account on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date.....$0.00

          (b) Deposits to the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in February 2001. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

     (14) Deficit Controlled Accumulation Amount

          The Deficit Controlled Accumulation Amount for the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date...........................................$0.00

     (15) Reserve Account (if applicable)

          (a) The amount on deposit in the Reserve Account, if funded, on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related Transfer Date.......................................$0.00

          (b)  The Required  Reserve  Account  Amount,  if any,  selected by the
               Servicer....................................................$0.00

C)   Class A Invested Amount

     (1)  The Class A Initial Invested Amount....................$570,500,000.00

     (2) The Class A Invested Amount on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
          Distribution Date......................................$570,500,000.00

     (3) The Pool Factor for the Distribution Date (which represents the ratio of the Class A Invested Amount, as of such Distribution Date, after giving effect to any adjustment in the Class A Invested Amount on such Distribution Date, to the Class A Initial Invested Amount). The amount of a Class A Certificateholder's pro rata share of the Class A Invested Amount can be determined by multiplying the original denomination of the Class A Certificateholder's Certificate by the
          Pool Factor.................................................. 1.000000

D)   Class B Invested Amount

     (1)  The Class B Initial Invested Amount.....................$66,500,000.00

     (2) The Class B Invested Amount on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
          Distribution Date.......................................$66,500,000.00

     (3) The Pool Factor for the Distribution Date (which represents the ratio of the Class B Invested Amount, as of such Distribution Date, after giving effect to any adjustment in the Class B Invested Amount on such Distribution Date, to the Class B Initial Invested Amount). The amount of a Class B Certificateholder's pro rata share of the Class B Invested Amount can be determined by multiplying the original denomination of the Class B Certificateholder's Certificate by the
          Pool Factor.................................................. 1.000000

E)   Collateral Invested Amount

     (1)  The Collateral Initial Invested Amount..................$63,000,000.00

     (2) The Collateral Invested Amount on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
          Distribution Date.......................................$63,000,000.00

     (3)  The  Collateral  Invested  Amount  as a  percentage  of the sum of the
          Invested Amount on such Distribution Date....................... 9.00%

F)   Receivables Balances

     (1) The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of the immediately preceding Monthly
          Period..................................................$5,684,708,124

     (2) The aggregate amount of Finance Charge Receivables in the Trust at the close of business on the last day of the immediately preceding Monthly
          Period....................................................$116,714,622

G)   Annualized Percentages

     (1) The Gross Yield (Available Finance Charge Collections for the Series 1997-3 Certificates for the preceding Monthly Period (excluding payments received from Interest Rate Protection Agreements) divided by the Invested Amount of the Series 1997-3 Certificates as of the last day of the next preceding Monthly Period, multiplied by 12).... 24.19%

     (2) The Net Loss Rate (the Series 1997-3 Defaulted Amount for the preceding Monthly Period divided by the Invested Amount of the Series 1997-3 Certificates as of the last day of the next preceding Monthly
          Period, multiplied by 12)....................................... 7.62%

     (3) The Portfolio Yield (the Gross Yield minus the Net Loss Rate for the Series 1997-3 Certificates for the preceding Monthly
          Period)........................................................ 16.57%

     (4) The Base Rate (Monthly Interest plus Monthly Servicing Fee (based on an assumed Servicing Fee Rate of 2% per annum) for the preceding Monthly Period with respect to the related Distribution Date, divided by the Invested Amount of the Series 1997-3 Certificates as of the last day of the next preceding Monthly Period, multiplied by
          12)............................................................. 7.83%

     (5)  The Net Spread (the Portfolio Yield minus the Base Rate for the Series
          1997-3 Certificates for the preceding Monthly Period)........... 8.74%

     (6) The Monthly Payment Rate (Collections of Principal Receivables and Finance Charge Receivables with respect to all Receivables in the Trust for the preceding Monthly Period divided by the amount of
          Receivables  in the  Trust as of the  last  day of the next  preceding
          Monthly Period)................................................. 9.53%

H)   Series 1997-3 Information for the Last Three Distribution Dates

     1)   Gross Yield

          a)   10/15/97             24.19%
          b)   9/15/97              19.90%
          c)   8/15/97              21.92%

     2)   Net Loss Rate

          a)   10/15/97              7.62%
          b)   9/15/97               7.99%
          c)   8/15/97               8.04%

     3)   Net Spread (Portfolio Yield Minus Base Rate)

          a)   10/15/97              8.74%
          b)   9/15/97               3.89%
          c)   8/15/97               5.83%

          Two  Month Average 6.15%

     4)   Monthly Payment Rate

          a)   10/15/97              9.53%
          b)   9/15/97               7.96%
          c)   8/15/97               8.75%



                                       FIRST DEPOSIT NATIONAL BANK,
                                       Servicer


                                       By: /s/ Daniel Sanford
                                           --------------------------------
                                       Name:   Daniel Sanford
                                       Title:  Vice President and Controller